UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2017

Walter Investment Management Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001- 13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Virginia Drive, Suite 100

Fort Washington, PA 19034

(Address of principal executive offices, including zip code)

(844) 714-8603

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 10, 2017, Ditech Financial LLC (the “Company”), a wholly-owned, indirect subsidiary of Walter Investment Management Corp. (“WIMC”), entered into a Clean-up Call Agreement (the “Agreement”) with Capital One, National Association (“Capital One”). Pursuant to the Agreement, the Company paid an inducement fee in the amount of $36.5 million to Capital One and Capital One agreed to assume the Company’s mandatory obligation to exercise the clean-up calls for eight separate asset-backed securitization transactions related to separate GreenPoint Credit Manufactured Housing Contract Trusts (the “GreenPoint Trusts”). Each of the GreenPoint Trust issued certificates (collectively, the “Certificates”) is backed by manufactured housing contracts and insured by MBIA Insurance Corporation. In addition, the Company’s existing obligation to reimburse Capital One for certain losses with respect to the GreenPoint Trusts and other trusts was terminated and replaced with a new obligation to reimburse Capital One for certain losses with respect to the GreenPoint Trusts to the extent that such losses exceed $17.0 million in the aggregate for the eight GreenPoint Trusts from July 1, 2017 through each individual call date. In connection with the exercise of each clean-up call Capital One agreed to reimburse the Company for certain outstanding advances previously made by the Company with respect to the related GreenPoint Trusts, up to an aggregate amount of $6,375,000 for the eight GreenPoint Trusts.

Prior to its entry into the Agreement the Company was obligated to exercise the clean-up calls with respect to the GreenPoint Trusts when the principal amount of the applicable trust loan pool fell to 10% or less of the original principal amount of the manufactured housing contracts as of the date the Certificates were originally issued by the related GreenPoint Trust. At June 30, 2017, WIMC estimated that the Company’s remaining clean-up call obligations with respect to the GreenPoint Trusts were $72.0 million, $253.3 million and $63.1 million during the years ending December 31, 2017, 2018 and 2019, respectively. Following Capital One’s assumption, pursuant to the Agreement, of the Company’s obligations to exercise future GreenPoint Trust clean-up calls, the Company will no longer be obligated to exercise and fund such clean-up calls.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walter Investment Management Corp.

Date: October 13, 2017	By:	/s/ Gary L. Tillett
Gary L. Tillett, Executive Vice President and Chief Financial Officer